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                                                                   EXHIBIT 10.3

                      SERIES A SUBORDINATED PROMISSORY NOTE
                                   (UNSECURED)



$++                                                               ++, California
"Note Date": ++, 1996


FOR VALUE RECEIVED, INSIGHT IMAGING SYSTEMS, INC., a California corporation ("Borrower" or "Insight") promises to pay to ++ ("Payee") at ++, or such other place as Payee may designate from time to time by written notice to Borrower, in lawful money of the United States, the principal sum of ++ ($++) with interest at the rate of ten percent (10.0%) per annum.

     1.   PAYMENTS.

          1.1 Commencing on June 30, 1996 and on each September 30, December 31, March 31 and June 30 thereafter until this Note has been paid in full, payments of interest only shall be payable.

          1.2 On May 17, 1998, a principal only payment in the amount of 44% of the principal sum shall be payable.

          1.3 If not sooner paid, the entire unpaid principal balance, together with any accrued and unpaid interest shall be due and payable on May 17, 1999 ("MATURITY DATE").

     2.   SUBORDINATION CLAUSES.

          2.1 SENIOR DEBT. This note shall be subordinate to up to $8 million of amounts identified by Borrower ("Senior Debt") owing under loans to Borrower (including loans currently in place or hereafter arising and in whatever amount whether such future loans are in a total amount which is more or less than the amounts owing under loans existing on the date hereof), whether secured or unsecured, including amounts owing under Borrower's equipment leases (including leases currently in place or hereafter arising in whatever amount whether such future lease payment obligations are in a total amount which is more or less than the lease payment obligations owing on the date hereof). For this purpose "loan" shall include any cash advance and the face amount of any letter of credit issued for the account of Borrower. In the event of liquidation of the Borrower, Payee will not be entitled to payment until such Senior Debt has been paid in full. In the event Borrower is acquired and becomes a wholly-owned subsidiary of another person or entity ("acquiror") or all of its assets are sold and its obligations assumed by another person or entity ("transferee"), Payee agrees that the acquiror or transferee, as the case may be, shall have the benefit of this Agreement and Senior Debt shall thereupon be amended to include all loans (as defined herein) to the acquiror or transferee, as the case may be, whether secured or unsecured, including amounts owing under equipment leases with the same effect as if such loan

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or equipment lease had been made to Borrower as such are identified as Senior
Debt by Borrower. In the event of such an acquisition or transfer, the combination of Insight and the acquiror or transferee, as the case may be, is referred to as the "Combined Companies."

          2.2 AUTOMATIC EXTENSION OF INTEREST AND PRINCIPAL PAYMENTS DUE DATES UNDER CERTAIN CIRCUMSTANCES. No interest or principal payment shall be paid under this Note or any other Series A Subordinated Note of Borrower ("Series A Note") to the extent that Borrower and/or the Combined Companies, as the case may be, is or are in default under any of the Senior Debt or if, on the date such interest or principal payment is due after taking into account such principal payment, there will be less than Two Hundred Fifty Thousand ($250,000.00) of "Borrowing Availability" under the principle credit facility for Borrower or the Combined Companies, as the case may be. For this purpose, Borrowing Availability means the amount which Borrower or the Combined Companies, as the case may be, is eligible to borrow under its or their principle revolving credit facility after deducting from total availability under such facility the total of (a) the advances made thereunder plus (b) the amounts of any letters of credit issued for the account of Borrower or the Combined Companies, as the case may be. If any interest or principal payment due under this Note, or portion thereof, is not permitted to be made pursuant to this Paragraph 2, the due date for such interest or principal payment, or portion thereof, shall be extended until the date upon which there is at least Two Hundred Fifty Thousand ($250,000.00) of Borrowing Availability (both before and after such payment, or portion thereof, is made).

          2.3 AGREEMENT TO ENTER INTO WRITTEN SUBORDINATION AGREEMENT WITH HOLDERS OF SENIOR DEBT. Payee agrees to enter into such written subordination agreements as any holder of Senior Debt shall reasonably request; and to confirm the subordinated status of amounts owing under this Note from time to time as holders of Senior Debt may reasonably require.

     3. SERIES A NOTES. This Note is one of a series of Insight subordinated unsecured notes aggregating up to $850,000 which are denominated Series A Subordinated Notes ("Series A Notes"). Insight represents that except for the principal sum and the payee, all Series A Notes have identical terms. Insight covenants with payee that any payment on this Note of less than the full amount then due will be pro rata to amounts paid on all Series A Notes based on the principal amounts owing.

     4. APPLICATION OF PAYMENTS. All payments received shall be applied first to accrued interest then due, then to principal.

     5.   NO ASSIGNMENT.  Payee shall not assign this Note.

     6. WAIVERS. Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder may be extended from time to time, all without in anyway affecting the liability of Borrower. The right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note is expressly waived by Borrower to the fullest extent permitted by law.


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No extension of the time for the payment of this Note, or any installment hereof, made by agreement by Payee with any person now or hereafter liable for the payment of this Note shall affect the original liability under the terms of this Note by Borrower even if Borrower is not a party to such agreement.

     7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

EXECUTED as of the Note Date.


                              BORROWER:

                              Insight Imaging Systems, Inc.,
                              a California corporation



                              By:
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                                    Mark Stevens, President

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